EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report, dated January 17, 2001, except with respect to matters discussed in Note Q, as to which the date is February 7, 2001, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-79398, 33-79396, 33-94792, 33-94770, 333-05621, 333-28955, 333-28957,
333-58023, 333-58021, 333-83639, 333-38482, 333-41986, and 333-50100.





/s/ Arthur Andersen LLP
-----------------------
    Arthur Andersen LLP


Boston, Massachusetts
March 23, 2001